Exhibit 99.2 Noble Corporation to Acquire Diamond Offshore Drilling June 10, 2024

Important Information for Investors and Stockholders Important Additional Information In connection with the Transaction, Noble expects to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of Diamond and a prospectus of Noble (the “Proxy Statement/Prospectus”). The Transaction will be submitted to Diamond’s stockholders for their consideration. Noble and Diamond may also file other documents with the SEC regarding the Transaction. The definitive Proxy Statement/Prospectus will be sent to the stockholders of Diamond. This presentation is not a substitute for the Registration Statement and Proxy Statement/Prospectus that will be filed with the SEC or any other documents that Noble and Diamond may file with the SEC or send to shareholders of Noble and stockholders of Diamond in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF NOBLE AND DIAMOND ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NOBLE AND DIAMOND, THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and all other documents filed or that will be filed with the SEC by Noble and Diamond through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Noble will be made available free of charge on Noble’s website at https://www.investors.noblecorp.com, under the “Investors” tab, or by directing a request to Investor Relations, Noble Corporation plc, 13135 Dairy Ashford, Suite 800, Sugar Land, Texas, 77478 , Tel. No. (713) 239-6507. Copies of documents filed with the SEC by Diamond will be made available free of charge on Diamond’s website at https://investor.diamondoffshore.com under the “Investor Relations” tab or by directing a request to Investor Relations, Diamond Drilling, Inc., 777 N. Eldridge Parkway, Suite 1100, Houston, Texas 77079, Tel. No. (281) 647-4035. Participants in the Solicitation Noble, Diamond, and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the Transaction. Information about the directors and executive officers of Noble is set forth in (i) Noble’s proxy statement for its 2024 annual meeting, including under the headings “Resolutions 1, 2 ,3, 4 ,5 ,6, 7 & 8” and “Compensation Discussion and Analysis,” which was filed with the SEC on April 10, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1895262/000119312524091850/d807356ddef14a.htm, (ii) Noble’s Annual Report on Form 10-K for the year ended December 31, 2023, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Item 13. Certain Relationships and Related Transactions, and Director Independence,” which was filed with the SEC on February 23, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1895262/000162828024006622/ne-20231231.htm, (iii) Noble’s Current Report on Form 8-K filed with the SEC on March 15, 2024 and available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/949039/000119312524068298/d810669d8k.htm and (iv) subsequent statements of changes in beneficial ownership on file with the SEC. Information about the directors and executive officers of Diamond is set forth in Diamond’s proxy statement for its 2024 annual meeting, including under the headings “Election of Directors (Proposal No. 1),” “Compensation Discussion and Analysis,” “Executive Compensation,” and “Stock Ownership of Management and Directors,” which was filed with the SEC on March 28, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/949039/000119312524080696/d882683ddef14a.htm, (ii) Diamond’s Annual Report on Form 10-K for the year ended December 31, 2023, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Item 13. Certain Relationships and Related Transactions, and Director Independence,” which was filed with the SEC on February 28, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/949039/000095017024022282/do-20231231.htm and (iii) subsequent statements of changes in beneficial ownership on file with the SEC. Additional or updated information regarding the potential participants and their direct or indirect interests (by security holdings or otherwise) will be included in Noble’s registration statement on Form S-4, which will contain Noble’s prospectus and Diamond’s proxy statement, and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov. No Offer or Solicitation This presentation relates to the Transaction between Noble and Diamond. This presentation is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as 2 amended, and otherwise in accordance with applicable law.

Forward-Looking Statements Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of U.S. federal securities laws, including Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act, of 1934, as amended. You can identify these statements and other forward-looking statements in this document by words such as “expects,” “continue,” “focus,” “intends,” “anticipates,” “plans,” “targets,” “poised,” “advances,” “drives,” “aims,” “forecasts,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “possible,” “outlook,” “trends,” “guidance,” “commits,” “on track,” “objectives,” “goals,” “projects,” “strategies,” “opportunities,” “potential,” “ambitions,” “aspires” and similar expressions, and variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the pending transaction between Noble and Diamond (the ”Transaction”), including the expected time period to consummate the Transaction, and the anticipated benefits (including synergies and free cash flow accretion) of the Transaction, and planned dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Noble and Diamond, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by Noble and Diamond; uncertainties as to whether the Transaction will be consummated on the anticipated timing or at all, or if consummated, will achieve its anticipated economic benefits; Noble’s ability to integrate Diamond’s operations in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the Transaction will not be realized or will not be realized within the expected time period; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; risks that the anticipated tax treatment of the Transaction is not obtained; unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; unexpected future capital expenditures; potential litigation relating to the Transaction that could be instituted against Noble or Diamond or their respective directors; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the pendency or completion of Transaction on the parties’ business relationships and business generally; risks that the Transaction disrupts current plans and operations of Noble or Diamond, as well as the risk of disruption of Noble’s or Diamond’s management and business disruption during the pendency of, or following, the Transaction; changes in commodity prices; negative effects of the announcement of the Transaction, and the pendency or completion of the Transaction on the market price of Noble’s or Diamond’s common stock and/or operating results; rating agency actions and Noble’s and Diamond’s ability to access debt markets on a timely and affordable basis; decline in the price of oil or gas, reduced demand for oil and gas products and increased regulation of drilling and production, price competition and cyclicality in the offshore drilling industry, offshore rig supply, dayrates and demand for rigs, contract duration, renewal, terminations and repricing, national oil companies and governmental clients, contract backlog, customer and geographic concentration, operational hazards and risks, labor force unionization, labor interruptions and labor regulations, major natural disasters, catastrophic event, acts of war, terrorism or social unrest, pandemic, or other similar event, joint ventures as well as investments in associates, international operations and related mobilization and demobilization of rigs, operational interruptions, delays, upgrades, refurbishment and repair of rigs and any related delays and cost overruns or reduced payment of dayrates, impacts of inflation, renewal of insurance, protection of sensitive information, operational technology systems and critical data, the ability to attract and retain skilled personnel or the increased cost in doing so, supplier capacity constraints or shortages in parts or equipment, supplier production disruptions, supplier quality and sourcing issues or price increases, future mergers, acquisitions or dispositions of businesses or assets or other strategic transactions, hurricanes and windstorm damage, responding to energy rebalancing, non-performance of suppliers or third-party subcontractors, increasing attention to environmental, social and governance matters, including climate change; the effects of industry, market, economic, political or regulatory conditions outside of Noble’s or Diamond’s control; and the risks described in Part I, Item 1A “Risk Factors” of (i) Noble’s Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) Diamond’s Annual Report on Form 10-K for the year ended December 31, 2023, and, in each case, in subsequent filings with the U.S. Securities and Exchange Commission (“SEC”). Other unpredictable or factors not discussed in this presentation could also have material adverse effects on forward-looking statements. Neither Noble nor Diamond assumes an obligation to update any forward-looking statements, except as required by law. You are cautioned not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes. These forward-looking statements speak only as of the date hereof. With respect to our capital allocation policy, distributions to shareholders in the form of either dividends or share buybacks are subject to the Board of Directors’ assessment of factors such as business development, growth strategy, current leverage and financing needs. There can be no assurance that a dividend will be declared or continued. Third Party Sources This presentation contains statistical data, estimates and forecasts that are based on publicly available information or information and data furnished to us by third parties. We have not independently verified the accuracy or completeness of the information and data provided by third parties, and other publicly available information. Accordingly, we make no representations as to the accuracy or completeness of that data nor do we undertake to update such data after the date of this presentation. 3

Transaction Overview Noble Corporation plc to acquire Diamond Offshore Drilling, Inc. Summary Terms ▪ Each Diamond Offshore Drilling, Inc. (“Diamond”) shareholder will receive 0.2316 shares of Noble Corporation plc (“Noble”) stock and $5.65 in cash for each share of Diamond, representing 64% stock / 36% cash (~$600 million total cash consideration) Transaction Structure▪ 11.4% premium to June 7, 2024 closing share prices ▪ Unanimously approved by both companies’ Board of Directors ▪ Noble shareholders: 85.5% Combined Ownership ▪ Diamond shareholders: 14.5% ▪ Noble expects to realize annual pre-tax cost synergies of $100 million, 75% of which are expected to be realized within one year Synergies from closing Governance▪ Noble Board of Directors will include one member of the Diamond Board ▪ Transaction is subject to: – Approval of Diamond shareholders Key Approvals / Closing Conditions – Regulatory approvals – Other customary closing conditions Timeline▪ Expected to close by Q1 2025 4

Transaction Rationale Highly complementary fleets and customer coverage Cultural commonality: safety, operational excellence and service posture Robust combined backlog of $6.5B provides enhanced cash flow coverage Anticipated cost synergies of $100 million; targeting 75% realization within one year of closing Significantly and immediately accretive to free cash flow per share 5

A Highly Contracted Drillship and Semi-Submersible Fleet

7th Generation Drillships		Semi-Submersibles			
		HE DP	DP	HE Moored	
Ocean BlackHawk	Ocean BlackHornet	Ocean GreatWhite	Ocean Courage	Ocean Apex	Ocean Endeavor
Ocean BlackLion	Ocean BlackRhino			Ocean Onyx	Ocean Patriot












—— Currently Contracted   - - - Future Contract Secured

6

Note: HE = Harsh Environment; DP = Dynamically Positioned; Excludes managed rig (West Vela), rigs with marketing rights (West Dorado, West Draco, Tidal Action) and rig not currently marketed (Ocean Valiant)

Highly Scaled Deepwater Fleet with Tier One Drillship Positioning th Dual BOP 7 Gen Drillships 15 12 11 14 9 8 4 3 3 1 Peer 1 Peer 2 Peer 3 Total Floaters 37 28 26 18 14 25 13 12 11 3 5 2 Peer 1 Peer 2 Peer 3 7 Active Cold Stacked Note: Does not include all competitors, and excludes Ocean Valiant (not marketed)

Robust Backlog Position Supported by Strong Customer Relationships Robust Backlog Position Current Customer Base $2.1B $6.5B $4.4B 8 Note: Noble backlog as of May 6, 2024; Diamond backlog as of May 15, 2024

Financial Highlights Significantly and immediately accretive to free cash flow per share $100 million of cost synergies with 75% expected to be realized within one year of closing Balance sheet: pro forma net leverage of ~1x 9 Note: Net leverage defined as pro forma net debt (as of Q1 2024 balance sheet and pro forma for subsequent events) inclusive of transaction-related debt divided by FY 2024 EBITDA at midpoint of guidance, including synergies

Augmenting Return of Capital Total Return of Capital Share Repurchases ($MM) Dividends Paid ($MM) Increasing quarterly dividend $85 by 25% to $0.50 per $71 share to be paid in $60 $59 $59 Q3 2024 $52 Committed to returning the $10 significant majority of free cash flow Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Quarterly Dividend ($ / Share): $0.30 $0.40 $0.40 $0.40 10